EXHIBIT (I)



                               CONSENT OF COUNSEL
                        Gabelli Capital Asset Fund, Inc.

          We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 9 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-61254, Investment Company Act File No. 811-7644) of Gabelli Capital Asset Fund, Inc. (the "Fund") under the caption "Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                                    /S/ WILLKIE FARR & GALLAGHER
                                                    ----------------------------
                                                        Willkie Farr & Gallagher


April 29, 2002
New York, New York